Exhibit 99.1
FOR IMMEDIATE RELEASE

December 29, 1998


                  HS RESOURCES EXPANDS STOCK REPURCHASE PROGRAM


San Francisco, California -- HS Resources, Inc. (NYSE:HSE) announced today that its Board of Directors authorized the Company to purchase up to an additional $5,000,000 of the Company's common stock, since the Company has nearly reached the limit of its authority under the existing repurchase program. This represents an expansion, to $10,000,000, of the stock repurchase program previously approved on October 4, 1994.

HS Resources, Inc. is an independent oil and gas exploration and development company with active projects in the Rocky Mountain and onshore Gulf Coast regions. The common stock of HS Resources, Inc. is traded on the New York Stock Exchange under the symbol "HSE."

Contact: Theodore Gazulis
         Vice President - Treasury, Capital Markets and Investor Relations 415-433-5795
         tgazulis@hsresources.com






                                                                              1